EXHIBIT 10.16



                            D&E COMMUNICATIONS, INC.




                         OFFICER INCENTIVE PLAN DOCUMENT




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                           D & E COMMUNICATIONS, INC.

Plan Document                                                            Page 1
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                             OFFICER INCENTIVE PLAN
                             ----------------------

The Board of Directors of D & E Communications, Inc., has established this Officer Incentive Plan. The purpose of the plan is to meet and exceed goals and to promote a superior level of performance. Through payment of incentive compensation beyond base salaries, the plan provides reward for meeting and exceeding goals as well as recognition of individual achievements for plan participants.



                             SECTION I - DEFINITIONS
                                         -----------

Various terms used in the plan are defined as follows:

o Award Calculation: Award expressed as a percent of a participant's salary at the beginning of the plan year.

o   Award Distribution:  Award expressed in cash.

o Base Salary: The base salary at the beginning of the plan year, excluding any bonuses, contributions to employee benefit programs, or other compensation not designated as salary.

o   Board of Directors:  The Board of Directors of D & E Communications, Inc.

o   C.E.O.:  Chief Executive Officer of the Company.

o   C.O.O.:  Chief Operating Officer of the Company.

o   Plan Participants:  Full-time Officers of the Company as listed in Appendix
    A.

o   Plan Year:  A fiscal year.

o Planned Achievements: Those objectives and goals which are required to activate a portion of the awards under the plan based on individual performance.


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                           D & E COMMUNICATIONS, INC.

Plan Document                                                            Page 2
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                     SECTION II - ELIGIBILITY TO PARTICIPATE
                                  --------------------------

To be eligible for an award under the plan, a plan participant must be in active full-time service of the Company at the start and close of the plan year. If a plan participant voluntarily leaves the employ of the Company during the plan year, he/she is not eligible to receive an award. However, if the active full-time service with the Company of a participant in the plan is terminated by death, disability, retirement, or if a participant is on an approved leave of absence, the C.E.O. may recommend an award to such a participant based on the proportion of the plan year that he/she was in active service with the Company. The plan participants for the plan year are set forth in Appendix A.



                        SECTION III - ACTIVATING THE PLAN
                                      -------------------

The operation of the plan is predicated on attaining and exceeding performance goals. The goals will consist of internally measured achievements. The corporate goals for each plan year will be approved by the Board of Directors. The corporate goals for the plan year are set forth in Appendix B.


                       SECTION IV - CALCULATION OF AWARDS


o    Officer Awards

     The actual calculation of the Officer awards are based on levels of corporate performance. Appendix C outlines the manner in which these awards are calculated and range between 0% of base salary to 55% of base salary.




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                           D & E COMMUNICATIONS, INC.

Plan Document                                                            Page 3
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                       SECTION V - DISTRIBUTION OF AWARDS
                                   ----------------------

Distribution of awards will be made during the first quarter following the plan year. Distributions must be approved by the Board of Directors. In the event of death, any approved award as outlined in Section II for distribution will become payable to the designated beneficiary of the participant as recorded under the Company's group life insurance program, or in the absence of a valid designation, to the participant's estate. Distribution of awards will be in cash.


                        SECTION VI - PLAN ADMINISTRATION
                                     -------------------

The Board of Directors shall, with respect to the plan, have full power and authority to construe, interpret and manage, control and administer this plan, and to pass and decide upon cases in conformity with the objectives of the plan under such rules as the Board may establish.

Subject to the provisions of the plan, the Board will determine the award for the Officers.

Any decision made or action taken by the Company, the Board of Directors, the C.E.O., or the C.O.O. arising out of, or in connection with the administration, interpretation, and effect of the plan shall be at their absolute discretion and will be conclusive and binding on all parties.

No member of the Board, the C.E.O., or the C.O.O. shall be liable for any act or action hereunder, whether of omission or commission, by a plan participant or employee or by any agent to whom duties in connection with the administration of the plan have been delegated in accordance with the provision of the plan.

Any member of the Board who is also an officer of the Company shall neither vote on (a) the determination of participants, (b) any award decisions, (c) goal(s) concerning the plan, and (d) any other matter affecting individual interest under the plan, nor shall his or her presence be counted in determining whether a quorum is present at any meeting at which a vote on any of the subjects enumerated above is taken.


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                            D& E COMMUNICATIONS, INC.

Plan Document                                                            Page 4
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                                  SECTION VII -
               AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION
               --------------------------------------------------

The Company reserves the right, by and through its Board of Directors to amend, modify, suspend, reinstate or terminate all or any part of the plan at the end of any plan year. The C.E.O. will give prompt written notice to each participant of any amendment, suspension or termination or any material modification of the plan. The Board also reserves the right to withhold or amend award payments based on performance or circumstances deemed to be highly unusual.


                    SECTION VIII - EFFECTIVE DATE OF THE PLAN
                                   --------------------------

The initial effective date of the plan shall be January 1.



                 SECTION IX - EMPLOYER RELATION WITH PARTICIPANTS
                             -----------------------------------

Neither establishment nor the maintenance of the plan shall be construed as conferring any legal rights upon any participant or any person for a continuation of employment, nor shall it interfere with the right of an employer to discharge any participant or otherwise deal with him/her without regard to the existence of the plan.


                           SECTION X - GOVERNING LAW
                                        -------------

Except to the extent pre-empted under federal law, the provisions of the plan shall be construed, administered and enforced in accordance with the domestic internal law of the State of Pennsylvania.

In the event of relevant changes in the Internal Revenue Code, related rulings and regulations or changes imposed by other regulatory agencies affecting the continued appropriateness of the plan and awards made thereunder, the Board may, at its sole discretion, accelerate or change the manner of payments of any unpaid awards or amend the provisions of the plan.


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